UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2005 (May 12, 2005)

Entrust Financial Services, Inc.
(Exact Name of registrant as specified in its charter)

Colorado	0-23965	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6795 E. Tennessee Ave., 5th Floor, Denver, CO	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 322-6999

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2005, Entrust Financial Services, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Entrust Mortgage, Inc. (“Entrust Mortgage”), Arnold P. Kling (“Kling”) and R&R Biotech Partners, LLC, (“Rodman”, and together with Kling, the “Purchasers”) pursuant to which the Purchasers have agreed to purchase 49,500,000 newly issued shares of Common Stock of the Company for an aggregate purchase price of $500,000 in cash (the “Stock Sale”).

The closing of the Stock Sale is subject to a number of conditions, including the sale of Entrust Mortgage to BBSB, LLC pursuant to an agreement previously announced by the Company, approval of the Stock Sale by the requisite vote of the Company’s shareholders, receipt of all material third party consents and other customary closing conditions. The Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Pursuant to the terms of the Stock Purchase Agreement, prior to the Closing, the Company intends to set the record date for and declare a special dividend, which shall be contingent upon the Closing pursuant to the Stock Purchase Agreement (the “Special Dividend”), in an aggregate amount equal to $400,000.00. The Company intends to pay such Special Dividend as soon as practicable following the Closing.

The Stock Sale will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely upon an exemption from registration pursuant to Regulation D promulgated under the Securities Act as the Purchasers are accredited investors, as defined in Regulation D. The Company will not pay any underwriting discounts or commissions in connection with the Stock Sale.

Item 3.02 Unregistered Sale of Equity Securities

See the information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 13, 2005, the Board of Directors of the Company amended and restated the Company’s bylaws to change the registered agent, reflect the Company’s current name and address and to provide that any future amendments to the indemnification provisions contained in Article XIII of the Bylaws shall be prospective only. The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

This Form 8-K is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, in order to file the documents attached as exhibits to this Form 8-K with the Securities and Exchange Commission (“SEC”). Neither this Form 8-K nor any of the exhibits attached hereto are intended to be a proxy solicitation. The information contained in this Form 8-K is summary in nature and does not provide all of the important information with respect to the Stock Sale.

The Company will file a proxy statement and other documents with the SEC regarding the Stock Sale, and other matters. A definitive proxy statement will be sent to the Company’s shareholders, seeking their approval of the Stock Sale and the Stock Purchase Agreement and an amendment of the Company’s Articles of Incorporation to increase the Company’s authorized number of shares of stock. Shareholders and others may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by the Company with the SEC, for free, at the SEC’s website, www.sec.gov.

The Company and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Company’s shareholders. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit	Description

2.1	Amended and Restated Bylaws.

10.1	Common Stock Purchase Agreement, dated May 12, 2005, by and among the Company, Entrust Mortgage, Inc., Arnold P. Kling and R&R Biotech Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2005

ENTRUST FINANCIAL SERVICES, INC. By: /s/ Jeffrey D. Rudolph Jeffrey D. Rudolph Chief Executive Officer

Exhibit Index

Exhibit	Description

2.1	Amended and Restated Bylaws.

10.1	Common Stock Purchase Agreement, dated May 12, 2005, by and among the Company, Entrust Mortgage, Inc., Arnold P. Kling and R&R Biotech Partners, LLC.